EXHIBIT 99

For Immediate Release

April 12, 2001

For more information:          Steven J. Goldstein         Terry Earley
                               Chief Financial Officer     Investor Relations
                               Centura Banks, Inc.         Centura Banks, Inc.
                               (252) 454-8356              (252) 454-4453
                               sgoldstein@centura.com      tearley@centura.com


CENTURA BANKS, INC. REPORTS FIRST-QUARTER NET INCOME OF $0.89 PER DILUTED SHARE

ROCKY MOUNT, N.C., April 12, 2001 - Centura Banks Inc. (NYSE: CBC) today announced first-quarter net earnings of $35.5 million, or $0.89 per diluted share. This compares with $35.8 million, or $0.90 cents per diluted share, for the fourth quarter of 2000, and $36.0 million, or $0.90 cents per diluted share, excluding merger-related charges, for the same period a year ago.

"Centura continued to perform in line with our expectations during the first quarter," said Cecil W. Sewell, chief executive officer. "Our overall performance was consistent and encouraging, despite the slowdown in the economy and the deterioration in consumer confidence that continued to impact our industry. Annualized commercial loan growth was on target for the quarter and core deposits exhibited growth in the last two months of the period."

Noninterest income for the first quarter rose to $45.1 million from $43.3 million in the fourth quarter. Business units exhibiting growth during the period included commercial mortgage, residential mortgage and insurance. The increase also included a gain of $2.8 million that resulted from the sale of a private company in which Centura holds an interest. As expected, performance in the company's brokerage division was affected by the declining stock market and slowing economy while deposit fees were also down as compared to fourth quarter in response to seasonal factors.

Centura's first-quarter net interest margin was 4.07 percent, compared with 4.14 percent in the fourth quarter. The decline was due to Centura's decision to increase its investment portfolio, which increased on average 12 percent over the fourth quarter, as a means of managing capital in the absence of share repurchases. Centura was precluded from repurchasing its own stock as part of its Jan. 26, 2001, agreement to be acquired by Royal Bank of Canada (NYSE, TY:
RY). Centura's board of directors officially rescinded the 1.5-million-share repurchase program late in the first quarter of 2001 subsequent to the merger announcement. Under the program announced in September 2000, the company repurchased approximately 552,000 shares but has not been active in the market since December.

Addressing first-quarter credit quality, Sewell said: "Centura's asset quality remains solid, despite the weakened economic environment that has resulted in a general industry-wide increase in nonperforming assets. The overall quality of our loan portfolio remains strong, and our allowance for loan losses is fully adequate at 1.35 percent of total loans at the end of the period. Net charge offs, at 0.35 percent of average loans, were in line with our expectations for the quarter.

 "As we move forward in 2001, we will continue to focus on retaining and expanding our relationship with Centura's most valuable customers," Sewell said. "Our combination with Royal Bank of Canada will better position Centura to provide our customers with the high level of personalized service they have come to expect from us, with the added resources available through Royal Bank of Canada. We are very excited about the potential this combination affords Centura's customers, employees and shareholders."

Centura's definitive agreement to be acquired by Royal Bank of Canada requires that each Centura share will be exchanged for 1.684 shares of Royal Bank. The transaction remains subject to regulatory approvals and shareholder vote. It is expected to close by mid-summer.

About Centura

Centura Banks Inc., a $12 billion-asset financial services company based in North Carolina, provides a complete line of banking, investment, insurance, leasing and asset management services to individuals and businesses in North Carolina, South Carolina and Virginia. Centura's broad range of financial solutions is provided through more than 240 full-service financial offices and Centura Highway, the bank's multifaceted customer access system that includes telephone banking, an extensive ATM network, PC banking, online bill payment and the bank's suite of Internet products and services. Additional information may be found on Centura's website at www.centura.com.

Safe Harbor

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. These include statements about Centura, including descriptions of goals, expectations, projections, estimates, intentions, plans and objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. One can identify these forward-looking statements by the use of words such as "expects," "plans," "believes," "will," "estimates," "intends," "projects," "goals," and other words of similar meaning. One can identify them by the fact that they do not strictly relate to historical or current facts. Such statements reflect current views, but are based on assumptions and involve significant risks and uncertainties and are subject to change based on various factors, many of which are beyond Centura's control. Those factors include, but are not limited to, the following:
(i) customer and deposit attrition, or revenue loss, following completed mergers may be greater than expected; (ii) competitive pressure in the banking industry may increase significantly; (iii) changes in the interest rate environment may reduce margins; (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration and the possible impairment of collectibility of loans; (v) the impact of changes in monetary and fiscal policies, laws, rules and regulations; (vi) the impact of the Gramm-Leach-Bliley Act of 1999; (vii) changes in business conditions and inflation; (viii) the impact to revenue and expenses in the event that announced mergers do not consummate as anticipated; and (ix) other risks and factors identified in Centura's filings with the Securities and Exchange Commission and other regulatory bodies.

FINANCIAL HIGHLIGHTS
CENTURA BANKS, INC. AND SUBSIDIARIES


                                                                                   Three Months Ended March 31,
                                                                          -------------------------------------------------
(Dollars in thousands, except per share data)                               2001             2000              Change
---------------------------------------------------------------------------------------------------------------------------
EARNINGS
       Interest income                                                 $   226,260       $   215,432              5.0%
       Interest expense                                                    118,995           110,624              7.6
       --------------------------------------------------------------------------------------------------------------------
       Net interest income                                                 107,265           104,808              2.3
       Provision for loan losses                                             7,170             5,975             20.0
       Noninterest income                                                   45,115            28,269             59.6
       Noninterest expense                                                  90,982           110,642            (17.8)
       Income taxes                                                         18,707             8,425            122.0
       --------------------------------------------------------------------------------------------------------------------
       Net income                                                      $    35,521       $     8,035            342.1%
       ====================================================================================================================
       Net interest income, taxable equivalent                         $   109,847       $   107,738              2.0%
       ====================================================================================================================


PER COMMON SHARE
       Earnings per share - basic                                      $      0.90       $      0.20           350.0%
       Earnings per share - diluted                                           0.89              0.20           345.0
       Cash dividends paid                                                    0.34              0.32            12.5
       Book value per share                                                  25.00             21.72            15.1
       Closing market price                                                 49.450            45.813             7.9

SELECTED FINANCIAL DATA (A)
       Earnings per share - diluted                                    $      0.89       $      0.90            (1.1)%
       Return on average assets                                               1.22%             1.28              (6)bp
       Return on average equity                                              14.63             16.81            (218)

FINANCIAL RATIOS
       Return on average assets                                               1.22%             0.29%             93bp
       Return on average equity                                              14.63              3.76           1,087
       Average equity to average assets                                       8.37              7.59              78

AVERAGE BALANCES
       Assets                                                          $11,764,869       $11,333,016             3.8%
       Earning assets, net                                              10,805,374        10,408,008             3.8
       Loans, gross                                                      7,721,247         7,481,313             3.2
       Investment securities, net                                        2,981,039         2,774,077             7.5
       Unrealized gains(losses) on available-for-sale securities            51,671           (74,441)          169.4
       Noninterest-bearing deposits                                      1,063,523         1,105,151            (3.8)
       Core deposits                                                     6,832,345         6,975,082            (2.0)
       Total deposits                                                    7,484,106         7,819,217            (4.3)
       Interest-bearing liabilities                                      9,528,849         9,256,578             2.9
       Shareholders' equity                                                984,483           860,095            14.5

PERIOD END BALANCES
       Assets                                                          $11,926,388       $11,206,613             6.4%
       Earning assets, net                                              10,952,384        10,256,509             6.8
       Loans, gross                                                      7,748,130         7,565,897             2.4
       Investment securities, net                                        3,078,052         2,607,341            18.1
       Unrealized gains(losses) on available-for-sale securities            66,878            64,592             3.5
       Noninterest-bearing deposits                                      1,116,991         1,174,585            (4.9)
       Core deposits                                                     6,882,011         6,956,145            (1.1)
       Total deposits                                                    7,542,161         7,752,991            (2.7)
       Shareholders' equity                                                990,834           861,381            15.0

bp-  Change is measured as difference in basis points.

(A) Calculation excludes $39.4 million of merger-related and other significant charges for 2000. Included in the merger-related and other significant charges for 2000 were $15.1 million in losses related to sales of certain investment securities incurred as a result of restructuring the investment portfolio acquired with the Triangle merger.

OTHER FINANCIAL DATA
CENTURA BANKS, INC. AND SUBSIDIARIES


                                                                                  Three Months Ended March 31,
                                                                           -------------------------------------------
(Dollars in thousands)                                                        2001           2000          Change
----------------------------------------------------------------------------------------------------------------------
SHARES OUTSTANDING
       Average basic                                                       39,556,008     39,598,371         (0.1)%
       Average diluted                                                     40,027,011     39,926,443          0.3
       Outstanding at period end                                           39,633,208     39,662,141         (0.1)

COMPOSITION RATIOS (A)
       Earning assets to total assets                                           91.84%         91.84%           0 bp
       Loans to earning assets                                                  71.46          71.88          (42)
       Interest-bearing liabilities to earning assets                           88.19          88.94          (75)
       Loans to total deposits                                                 103.17          95.68          749
       Noninterest-bearing deposits to total deposits                           14.21          14.13            8

ALLOWANCE FOR LOAN LOSSES (AFLL)
       Beginning balance                                                 $    104,275    $    95,500          9.2%
       Provision for loan losses                                                7,170          5,975         20.0
       Charge-offs                                                             (8,414)        (6,515)        29.1
       Recoveries                                                               1,674          2,490        (32.8)
       ---------------------------------------------------------------------------------------------------------------
             Net charge-offs                                                   (6,740)        (4,025)        67.5
       ---------------------------------------------------------------------------------------------------------------
       Ending balance                                                    $    104,705    $    97,450          7.4%
       ===============================================================================================================

       Net charge-offs to average loans                                          0.35%          0.22%          13bp

COMPOSITION OF RISK ASSETS
       Nonperforming loans (C)                                               $ 51,301       $ 32,372         58.5%
       Foreclosed property                                                      7,240          4,789         51.2
       ---------------------------------------------------------------------------------------------------------------
       Nonperforming assets                                                  $ 58,541       $ 37,161         57.5%
       ===============================================================================================================

       Loans 90+ days past due, still accruing                               $ 18,451       $ 11,887         55.2%

ASSET QUALITY RATIOS (B) (C)
       Nonperforming assets (NPA's) to:
             Loans and foreclosed property                                       0.75%          0.49%          26bp
             Total assets                                                        0.49           0.33           16
       Nonperforming loans (NPL's) to total loans                                0.66           0.43           23
       Allowance for loan losses to total loans                                  1.35           1.29            6
       Allowance for loan losses to nonperforming loans                          2.04x          3.01x         (97)

bp-  Change is measured as difference in basis points.

(A) Balance sheet amounts used in calculations are based on average balances.

(B) Balance sheet amounts used in calculations are based on period end balances.

(C) Excludes $4.8 million of NPL's classified as held for accelerated disposition at March 31, 2001. Including these NPL's, NPA's to loans and foreclosed property were 0.81%, NPA's to total assets were 0.53%, NPL's to total loans were 0.72%, and the AFLL to NPL's was 1.88x.

CENTURA BANKS, INC. AND SUBSIDIARIES

                                                                                        Three Months Ended March 31,
                                                                        -----------------------------------------------------------
                                                                                                              As a Percent of
                                                                                                             Average Assets (A)
                                                                                                         --------------------------
(Dollars in thousands)                                                    2001       2000       Change       2001        2000
-----------------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
Service charges on deposit accounts                                   $  15,295   $  15,355       (0.4)%      0.53%      0.55%
Credit card and related fees                                              2,124       2,071        2.6        0.07       0.07
Insurance and brokerage commissions                                       6,232       7,167      (13.0)       0.22       0.25
Other service charges, commissions and fees                               3,081       3,645      (15.5)       0.11       0.13
Fees for trust services                                                   2,665       2,751       (3.1)       0.09       0.10
Mortgage income                                                           5,463       3,705       47.4        0.19       0.13
Negative goodwill amortization                                              334         334          -        0.01       0.01
Operating lease income, net                                                 414         699      (40.8)       0.01       0.03
Other noninterest income                                                  8,757       7,397       18.4        0.30       0.26
-----------------------------------------------------------------------------------------------------------------------------------
Noninterest income, excluding securities transactions                    44,365      43,124        2.9        1.53       1.53
Securities gains (losses), net                                              750         220      240.9        0.03       0.01
Securities gains (losses), net - merger related                               -     (15,075)    (100.0)          -      (0.54)
-----------------------------------------------------------------------------------------------------------------------------------
Total noninterest income                                              $  45,115   $  28,269       59.6%       1.56%      1.00%
===================================================================================================================================

NONINTEREST EXPENSE
Salaries and overtime                                                 $  37,452   $  35,618        5.1%       1.29%      1.26%
Fringe benefits and other personnel costs                                10,484       8,148       28.7        0.36       0.29
Occupancy                                                                 6,367       6,453       (1.3)       0.22       0.23
Equipment                                                                 6,754       6,148        9.9        0.23       0.22
Foreclosed real estate losses and related operating expense                 605         662       (8.6)       0.02       0.02
Marketing                                                                 2,450       1,479       65.7        0.08       0.05
Fees for outsourced services                                              5,576       4,369       27.6        0.19       0.16
Professional and legal fees                                               4,245       3,084       37.6        0.15       0.11
Other administrative                                                      3,071       2,970        3.4        0.11       0.11
FDIC insurance                                                              365         438      (16.7)       0.01       0.02
Deposit intangible and goodwill amortization                              4,132       3,153       31.1        0.14       0.11
Office supplies, postage and telephone                                    6,474       6,373        1.6        0.22       0.23
Other operating                                                           3,325       7,409      (55.1)       0.13       0.25
-----------------------------------------------------------------------------------------------------------------------------------
Total NIE before merger-related and other significant charges            91,300      86,304        5.8        3.15       3.06
Merger-related expenses and other significant charges                      (318)     24,338     (101.3)      (0.01)      0.87
-----------------------------------------------------------------------------------------------------------------------------------
Total noninterest expense                                             $  90,982   $ 110,642      (17.8)%      3.14%      3.93%
===================================================================================================================================

OTHER PERFORMANCE RATIOS
Pretax operating profit margin (B)(D)                                     36.46%      38.92%      (246)bp
Efficiency ratio (C)(D)                                                   58.92       57.12        179
Net interest income analysis-taxable equivalent:
       Selected average yields/rates:
           Loans                                                           9.04%       8.94%        10bp
           Taxable securities                                              7.22        6.63         59
           Tax-exempt securities                                           8.69        7.75         94
           Short-term investments                                          5.54        5.18         36
           Mortgage loans held-for-sale                                    8.00        9.05       (105)
-----------------------------------------------------------------------------------------------------------------------------------
           Interest-earning assets                                         8.53        8.29         24
-----------------------------------------------------------------------------------------------------------------------------------
           Total interest-bearing deposits                                 4.72        4.39         33
           Borrowed funds                                                  5.42        5.68        (26)
           Long-term debt                                                  6.17        6.06         11
-----------------------------------------------------------------------------------------------------------------------------------
           Total interest-bearing liabilities                              5.70        4.78         92
-----------------------------------------------------------------------------------------------------------------------------------
           Interest rate spread                                            2.83        3.51        (68)
           Net interest margin                                             4.07        4.07          -


bp-  Change is measured as difference in basis points.

(A) Data presented is annualized.

(B) Sum of income before taxes plus the taxable equivalent adjustment divided by the sum of taxable equivalent net interest income plus noninterest income.

(C) Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income.

(D) Calculation excludes merger-related and other significant charges.

QUARTERLY FINANCIAL TRENDS
CENTURA BANKS, INC. AND SUBSIDIARIES


                                                       2001                                2000
                                                     ----------   ------------------------------------------------     1st Qtr 01
                                                       First        Fourth      Third        Second         First         vs.
(Dollars in thousands, except per share data)         Quarter      Quarter     Quarter       Quarter       Quarter     4th Qtr 00
--------------------------------------------------------------------------------------------------------------------  -------------
FINANCIAL SUMMARY (A)
       Assets                                       $11,764,869   $11,405,683  $11,261,701  $11,087,991   $11,333,016       3.1%
       Earning assets, net                           10,805,374    10,466,489   10,323,647   10,161,950    10,408,008       3.2
       Loans, gross                                   7,721,247     7,713,182    7,631,191    7,604,252     7,481,313       0.1
       Investment securities, net                     2,981,039     2,655,105    2,599,384    2,456,812     2,774,077      12.3
       Total deposits                                 7,484,106     7,655,687    7,584,598    7,581,910     7,819,217      (2.2)
       Interest-bearing liabilities                   9,528,849     9,225,498    9,114,564    8,974,603     9,256,578       3.3
       Shareholders' equity                             984,483       926,344      902,196      869,319       860,095       6.3
       Total market capitalization (period end)       1,959,862     1,902,355    1,527,838    1,353,339     1,817,042       3.0
       Net income                                        35,521        35,794       34,003       20,923         8,035      (0.8)
       Full-time equivalents                              3,327         3,379        3,443        3,450         3,450      (1.5)

PROFITABILITY/PERFORMANCE SUMMARY(A)
       Pretax operating profit margin(B)                  36.46%        36.23%       37.10%       31.80%        38.92%       23bp
       Efficiency ratio(B)                                58.92         59.23        58.16        60.07         57.12       (31)
       Net interest margin                                 4.07          4.14         4.06         4.10          4.07        (7)
       Return on average assets                            1.22          1.25         1.20         0.76          0.29        (2)
       Return on average equity                           14.63         15.37        15.00         9.68          3.76       (74)
       Average equity to average assets                    8.37          8.12         8.01         7.84          7.59        25

PER SHARE SUMMARY
       Earnings per share - basic                   $      0.90   $      0.91  $      0.85  $      0.53   $      0.20      (1.1)%
       Earnings per share - diluted                        0.89          0.90         0.85         0.52          0.20      (1.1)
       Cash dividends paid                                 0.34          0.34         0.34         0.34          0.32       5.9
       Book value per share                               25.00         24.26        23.05        22.09         21.72       3.1
       Closing market price                              49.450        48.250       38.313       33.953        45.813       2.5

KEY INTANGIBLE ASSETS (C)
       Goodwill                                     $   136,158   $   139,928  $   143,520  $   125,606   $   131,514      (2.7)%
       Mortgage servicing rights                          6,779         6,517        6,037       31,797        35,076       4.0

ASSET QUALITY SUMMARY(C)
       Nonperforming assets (NPA's)(D)              $    58,541   $    54,372  $    54,631  $    45,929   $    37,161       7.7%
       Allowance for loan losses                        104,705       104,275      104,036      103,271        97,450       0.4
       Nonperforming assets to total assets (D)            0.49%         0.47%        0.48%        0.41%         0.33%        2bp
       Allowance for loan losses to total loans            1.35          1.36         1.35         1.35          1.29        (1)
       Net charge-offs to average loans                    0.35          0.33         0.32         0.32          0.22         2


bp-  Change is measured as difference in basis points.

(A) Balance sheet amounts are based on average balances unless otherwise noted.

(B) Calculation excludes merger-related and other significant charges.

(C) Balance sheet amounts are based on period end balances unless otherwise noted.

(D) Excludes $4.8 million and $6.0 million of nonperforming loans (NPL's) classified as held for accelerated disposition at March 31, 2001 and December 31, 2000, respectively. Including these NPL's, NPA's to total assets were 0.53% and 0.51% for the quarters ended March 31, 2001 and December 31, 2000, respectively.